First Trust

PROXY CARD

SIGN, DATE AND VOTE ON THE REVERSE SIDE

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. **PLEASE CAST YOUR PROXY VOTE *TODAY!***

PROXY VOTING OPTIONS

1. **MAIL** your signed and voted proxy back in the postage paid envelope provided

2. **ONLINE** at **vote.proxyonline.com** using your proxy control number found below

3. By **PHONE** when you dial toll-free 1-888-[ ]-[ ] to reach an automated touchtone voting line

4. By **PHONE** with a live operator when you call toll-free 1-800-[ ]-[ ] Monday through Friday 9 a.m. to 10 p.m. Eastern time

CONTROL NUMBER

PLEASE CAST YOUR PROXY VOTE *TODAY!*

FIRST TRUST ENERGY INFRASTRUCTURE FUND

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2024

The undersigned holder of shares of the First Trust Energy Infrastructure Fund ("FIF" or the "Fund"), a Massachusetts business trust, hereby appoints W. Scott Jardine, Kristi A. Maher, James M. Dykas, Derek Maltbie and Erin E. Klassman or any one of them, as attorneys and proxies for the undersigned, with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of the Fund that the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Meeting") which is expected to be held at the offices of First Trust Advisors L.P., 120 East Liberty Drive, Suite 400, Wheaton, IL 60187, on [ ], 2024, at [ ] Central time, and any adjournments or postponements thereof.

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus dated [ ], 2023 (the "Proxy Statement/Prospectus), and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting and any other adjournments or postponements thereof not set forth in the Proposal for the Fund (set forth on the reverse side of this proxy card) (including, but not limited to, any questions as to adjournments or postponements of the Meeting). A majority of the proxies present and acting at the Meeting in person or by substitute (or, if only one shall be so present, then that one) shall have and may exercise all of the power and authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given. This proxy, if properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Fund's Proposal set forth on the reverse side of this proxy card.

This proxy is solicited on behalf of the Board of Trustees, and the Proposal for the Fund (set forth on the reverse side of this proxy card) has been approved by the Board of Trustees and recommended for approval by shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendation of the Board of Trustees.

Do you have questions? If you have any questions about how to vote your proxy or about the Meeting in general, please call toll-free 1-800-[ ]-[ ]. Representatives are available to assist you Monday through Friday 9 a.m. to 10 p.m. Eastern Time. Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be held on [ ], 2024. The proxy statement of the Fund is available at: https://vote.proxyonline.com/firsttrust/docs/fif.pdf

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]

First Trust Energy Infrastructure Fund

PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer(s) acknowledges receipt of the Proxy Statement of the Fund. Your signature(s) on this Proxy should be exactly as your name(s) appear on this Proxy (reverse side). If the shares are held jointly, each holder should sign this Proxy. Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE) DATE

SIGNATURE (IF HELD JOINTLY) DATE

IF YOU VOTE ONLINE OR BY PHONE, YOU NEED NOT RETURN THIS PROXY CARD.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSAL SET FORTH BELOW.

TO VOTE, MARK ONE CIRCLE BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" THE FUND'S PROPOSAL SET FORTH BELOW.

		FOR	AGAINST	ABSTAIN
1.	To approve an Agreement and Plan of Merger by and among FIF, First Trust Exchange-Traded Fund VIII, on behalf of its series, FT Energy Income Partners Enhanced Income ETF (the "Acquiring Fund"), and [ ], a wholly-owned subsidiary of the Acquiring Fund and a Massachusetts limited liability company (the "FIF Merger Sub"), pursuant to which FIF would merge with and into the FIF Merger Sub, with shares of FIF being converted into newly issued shares of the Acquiring Fund	○	○	○

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE] [BAR CODE HERE] [CUSIP HERE]